UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                 ------------

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 26, 2006

                             HARTMARX CORPORATION

              (Exact name of registrant as specified in charter)


          DELAWARE                     1-8501                  36-3217140
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)            Identification No.)

                            101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)

                         (312) 372-6300 (Registrant's
                    telephone number, including area code)


                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under nay of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition.

         On January 26, 2006, Hartmarx Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

         (c) Exhibits

         99.1 Press Release dated January 26, 2006

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    HARTMARX CORPORATION



                                                    /s/ Taras R. Proczko
                                                    --------------------
                                                    Taras R. Proczko
                                                    Senior Vice President
Dated: January 26, 2006









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EXHIBIT LIST


         Exhibit Number    Description
         --------------    -----------

         99.1              Press Release dated January 26, 2006

                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE                          Contact: Traci Young 212-893-2093
---------------------                          Web Site: www.hartmarx.com





        HARTMARX REPORTS BETTER THAN EXPECTED FOURTH QUARTER EARNINGS;
           FULL-YEAR NET EARNINGS INCREASE 48%; COMPANY ANTICIPATES
        ANOTHER STRONG YEAR WITH 12 - 20% EARNINGS IMPROVEMENT IN 2006


         CHICAGO, January 26, 2006 - - Hartmarx Corporation (NYSE: HMX) today reported operating results for its fourth quarter and fiscal year ended November 30, 2005. Full year sales increased 2.0% to $598.2 million in 2005 compared to $586.4 million in 2004. Net earnings in 2005 improved 48% to $23.6 million or $.65 per basic share and $.63 per diluted share compared to net earnings of $15.9 million or $.45 per basic share and $.44 per diluted share last year. Fourth quarter revenues of $156.5 million increased 3.2% over last year and net earnings of $7.3 million increased 27.5%, representing $.20 per basic and diluted share. Last year's fourth quarter revenues were $151.6 million with earnings of $.16 per basic and diluted share.

         Homi B. Patel, chairman and chief executive officer of Hartmarx, commented, "We are very pleased that we surpassed our net earnings improvement goal of 30% - 40% established at the beginning of the year. We also achieved our revenue goal of a low to mid-single digit increase. Both our men's and women's operating segments achieved sales and earnings increases compared to 2004. Operating margins improved from our ongoing changes to product mix, refinements to our off-shore sourcing and efficient utilization of owned manufacturing facilities. While we also reduced debt slightly, net of acquisitions, we were disappointed that we fell well short of our debt reduction goal. This will once again be a major priority for us. We have established a 2006 goal of a 20% reduction in debt, excluding the impact of acquisitions, share repurchases or dividends. We actively continue to pursue acquisitions that meet our clearly defined criteria."

         "Based on industry reports, we remain cautious about retail business in the immediate future, especially in the first half of fiscal 2006. However, we are confident that the Company is well-positioned for sustained mid-term and longer-term earnings growth. We currently anticipate that our fiscal 2006 revenues will increase in the low to mid- single digit range, which reflects the Simply Blue women's operation for the full year compared to one month in fiscal 2005. We expect 2006 full year diluted earnings per share to increase in the range of 12% - 20%. We will continue eliminating those products or programs that do not meet our margin requirements and replacing them with higher margin alternatives," Mr. Patel concluded.

         The Misook business, acquired in July 2004, generated fiscal 2005 sales of $33 million and contributed approximately $.17 to diluted earnings per share; in fiscal 2004, Misook represented approximately $11 million in sales and $.04 of diluted earnings per share. Simply Blue Apparel, acquired at the end of October, 2005, contributed sales of $1.5 million and incurred a small operating loss. For the full year 2006, the Simply Blue business is anticipated to contribute approximately $20 million in incremental sales and $.05 - $.07 to diluted earnings per share. This earnings contribution is expected to be offset, in part, by $.03 - $.04 per diluted share pursuant to the adoption of FASB No. 123R, effective for the Company's fiscal year beginning on December 1, 2005, related to the expensing of stock options.

         The full year gross margin rate in 2005 improved to 33.9% compared to 32.4% in 2004. The current year reflected changes to product mix, which included the revenues attributable to the Misook acquisition for the full year. Men's Apparel Group's gross margins also improved and reflected efficient utilization in owned tailored clothing manufacturing facilities and opportunistic off-shore sourcing. Selling, general and administrative expenses of $159.1 million declined from $160.2 million on the higher sales, representing 26.6% of sales in 2005 compared to 27.3% in 2004. Operating earnings were $45.5 million in 2005 compared to $32.4 million in 2004.

         Interest expense for the full year increased to $7.2 million in 2005 from $6.5 million in 2004, principally attributable to increased rates. Total debt at November 30, 2005 was $119.5 million, which reflected a small reduction from last year excluding the $21 million paid for Simply Blue Apparel, compared to $102.0 million at November 30, 2004. The 2005 year-end debt level reflected higher tailored clothing inventories, attributable in part from earlier receipts and second half in-stock business impacted unfavorably by high gas prices and the uncertainty of the aftermath of the hurricanes. The increase in inventory levels is anticipated to moderate during fiscal 2006. To-date, there have been no share repurchases pursuant to the October, 2005 authorization.

         Fourth quarter revenues of $156.5 million in 2005 increased 3.2% compared to $151.6 million in last year's fourth quarter. Operating earnings increased to $13.9 million compared to last year's $11.0 million. After consideration of interest and income tax expense, fourth quarter net earnings were $7.3 million or $.20 per diluted share in 2005 compared to $5.8 million or $.16 per diluted share in 2004.

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Society Brand, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Exclusively Misook, Barrie Pace, Christopher Blue, Worn, L. Paseo and Aura. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, DKNY Donna Karan New York, Pierre Cardin, Perry Ellis, Jeffrey Banks, Jhane Barnes, Lyle & Scott, Golden Bear, Jag and Starington. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements. The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                        -- Financial Summary Follows -


                                                                   HARTMARX CORPORATION
                                                            --- UNAUDITED FINANCIAL SUMMARY --
                                                        (000's omitted, except per share amounts)

Statement of Earnings                           Three Months Ended November 30,     Twelve Months Ended November 30,
                                                     2005             2004               2005            2004
                                                ------------     ------------       -----------      -----------

Net sales                                       $ 156,469        $ 151,634          $ 598,167        $  586,413
Licensing and other income                            380              608              2,118             2,445
                                                -------------    ------------       -----------      -----------
                                                  156,849          152,242            600,285           588,858
                                                -------------    ------------       -----------      -----------
Cost of goods sold                                103,099           94,363           395,680            396,272
Selling, general & administrative expenses         39,816           46,849           159,063            160,207
                                                -------------    ------------       -----------      -----------
                                                  142,915          141,212           554,743            556,479
                                                -------------    ------------       -----------      -----------
Operating earnings                                 13,934           11,030            45,542             32,379
Interest expense                                    2,044            1,840             7,182              6,474
                                                -------------    ------------       -----------      -----------
Earnings before taxes                              11,890            9,190            38,360             25,905
Tax provision                                      (4,550)          (3,435)          (14,805)           (10,040)
                                                -------------    ------------       -----------      -----------
Net earnings                                     $  7,340        $   5,755          $ 23,555         $   15,865
                                                =============    ============       ===========      ===========


Earnings per share:
         Basic                                      $ .20            $ .16             $ .65              $ .45
         Diluted                                    $ .20            $ .16             $ .63              $ .44

Average shares: Basic                              36,739           35,591            36,433             34,927
                  Diluted                          37,370           36,665            37,212             36,286

                                                                * * *

                                            November 30,
Condensed Balance Sheet                           2005             2004
                                             -------------    -------------

Cash                                           $    1,257      $     2,356
Accounts receivable, net                          123,058          119,033
Inventories                                       153,263          130,139
Other current assets                               37,775           28,626
                                             -------------    -------------
                  Current Assets                  315,353          280,154
Other assets, including goodwill
    and intangibles                                82,282           67,166
Deferred income taxes                              23,797           34,167
Intangible pension asset                           35,963           39,411
Net fixed assets                                   37,250           27,643
                                             -------------    -------------
                  Total                       $   494,645       $  448,541
                                             =============    =============

Accounts payable and accrued expenses          $   99,841       $   98,307
Total debt                                        119,513          102,032
Accrued pension liability                          29,445           26,416
Shareholders' equity                              245,846          221,786
                                             -------------    -------------

                  Total                       $   494,645       $  448,541
                                             =============    =============

Book value per share                                $6.62            $6.16
                                             =============    =============

Selected cash flow data:

Capital Expenditures                          $   14,588       $     4,180
Depreciation of fixed assets                       5,111             5,559
Amortization of intangible assets,
     long-lived assets and
     unearned employee benefits                    3,308             3,801

This information is preliminary and may be changed prior to filing Form 10-K. No investment decisions should be based solely on this data.